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[NEW YORK LIFE LOGO]

THE COMPANY YOU KEEP (R)          NEW YORK LIFE INSURANCE COMPANY
tenglish@newyorklife.com          51 Madison Avenue, New York, NY 10010
                                  212 576-6973
                                  Fax 212 576-8339

                                  THOMAS F. ENGLISH
                                  Senior Vice President & Deputy General Counsel


                                                May 18, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        RE: NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                            VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
                            INVESTMENT COMPANY ACT FILE NUMBER: 811-07798 SECURITIES ACT FILE NUMBER: 333-57210


Ladies and Gentlemen:

        This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"), File #333-57210. Separate Account-I receives and invests premiums allocated to it under a flexible premium variable universal life insurance policy and a flexible premium survivorship variable universal life insurance policy ("Policy" or "Policies"). The Policies are offered in the manner described in the Registration Statement.

        In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

        3. The Policies have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.

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Securities and Exchange Commission
May 18, 2001
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        4.      Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.


        I consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ THOMAS F. ENGLISH
                                                Thomas F. English
                                                Senior Vice President and
                                                Deputy General Counsel